UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 4, 2008

AXSYS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16182	11-1962029
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut		06067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (860) 257-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 4, 2008, Axsys Technologies, Inc., a Delaware corporation (the “Company”), and Stephen W. Bershad, the Company’s Chairman of the Board of Directors and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), which Amended Agreement replaced and superseded in its entirety the Employment Agreement, dated as of October 12, 2000, by and between Mr. Bershad and the Company (the “Original Agreement”).  The Amended Agreement was prepared in part to comply with the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Except as described below, the Amended Agreement maintains the material terms of the Original Agreement.  In addition to technical changes to comply with Section 409A, the Amended Agreement changes the Original Agreement by:

•                  clarifying that the employment term consists of both an initial, one-year “evergreen” period and a five-year period after the termination of the initial period.  Beginning in September 2009, the initial period automatically extends during each September for one additional year unless either the Company or Mr. Bershad gives timely written notice that it or he, as applicable, does not wish to extend the initial period, or the employment term has been earlier terminated;

•                  revising the definition of “Cause” to cover:

•                  felony convictions and pleas of nolo contendere;

•                  any intentional and continual failure by Mr. Bershad to substantially perform his reasonably assigned duties for the Company (subject to limited exceptions) after a 30-day “cure” period; and

•                  intentional, illegal conduct or willful misconduct that is demonstrably and materially injurious to the Company.

The Amended Agreement also provides a process by which Mr. Bershad may challenge certain Company findings of “Cause”;

•                  revising the definition of “Good Reason” to cover, after a 30-day “cure” period, circumstances in which the Company:

•                  materially reduces Mr. Bershad’s authority, duties or responsibilities;

•                  requires Mr. Bershad to report to another officer or employee instead of the Board of Directors;

•                  materially decreases Mr. Bershad’s base compensation;

•                  materially decreases the budget over which Mr. Bershad has authority;

•                  materially changes Mr. Bershad’s work location; or

•                  takes any other action or permits inaction that is a material breach by the Company of the Amended Agreement;

•                  clarifying that the pro rata bonus payable in certain termination circumstances will be determined as if the degree of achievement of applicable performance goals as of the date of termination is projected on a straight-line basis through the end of the applicable fiscal year;

•                  providing for a specific order in which certain payments and benefits provided under the Amended Agreement that are subject to the excise tax provisions of Section 280G of the Code will be reduced to eliminate the excise tax;

•                  eliminating Mr. Bershad’s right to receive his base salary and participate in the Company’s other compensation, health and welfare plans after his termination during certain legal disputes about the basis for such termination; and

•                  adding confidentiality and non-solicitation covenants by which Mr. Bershad will be bound after his employment with the Company.

The summary of the Amended Agreement described above is qualified in its entirety by reference to the Amended Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of September 4, 2008, by and between Axsys Technologies, Inc. and Stephen W. Bershad

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXSYS TECHNOLOGIES, INC.

	By:	/s/ David A. Almeida
		Name:	David A. Almeida
		Title:	Chief Financial Officer

Date: September 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of September 4, 2008, by and between Axsys Technologies, Inc. and Stephen W. Bershad